                                                                    EXHIBIT 99.1

    news release                                                  SONIC(TM)

FOR IMMEDIATE RELEASE                             FOR MORE INFORMATION, CONTACT:
January 9, 2002                                   Paul Lefebvre, Sonic Solutions
                                         415.893.8000 phone .   415.893.8008 fax
NASDAQ:SNIC                                       paul_lefebvre@sonic.com  email
                                                  -----------------------


-----------------------------------------------------------------

                     Sonic Solutions and Microsoft Announce
                Licensing Agreement on DVD Authoring Technology

Redmond, Washington, and Novato, California (January 9, 2002) - Microsoft Corp. and Sonic Solutions today announced that Microsoft has licensed Sonic's DVD-Video-authoring technology. Under the terms of the multiyear agreement, Sonic will provide core technology and development expertise to Microsoft. The companies will also cooperate in a number of ways in marketing, customer education, and standards development for their DVD-related products.

This agreement will cover technologies that Sonic has developed, including Sonic AuthorScript(R), the underlying technology behind Sonic's award-winning DVD-authoring applications that has become the Hollywood standard to create DVD titles which provide the ultimate in performance and player compatibility.

"We're delighted that Microsoft has chosen Sonic DVD technology," said Bob Doris, President of Sonic Solutions. "The features of Sonic AuthorScript will create new opportunities for Microsoft customers in the future."

Introduced in 1997, DVD-Video is the most successful new consumer entertainment format ever, surpassing by a wide margin the adoption rates of the audio compact disc and VCR. By the end of 2002, more than 50 percent of all U.S. homes will have DVD players or DVD PCs, according to Adams Media Research.

About Microsoft

Founded in 1975, Microsoft (Nasdaq "MSFT") is the worldwide leader in software, services and Internet technologies for personal and business computing. The company offers a wide range of products and services designed to empower people through great software -- any time, any place and on any device.

About Sonic Solutions (NASDAQ: SNIC)

Based in Marin County, California, Sonic (http://www.sonic.com) is the world's leading manufacturer of solutions for DVD creation. Sonic MyDVD(TM) (http://www.mydvd3.com) is the first DVD authoring application for consumers, and is the leading DVD solution among DVD recorder and PC manufacturers. Sonic DVDit! (R) (http://www.dvdit.com) is the leading DVD authoring application for videographers and corporate video producers; more than 1 million copies of DVDit! have been sold. Sonic DVD Creator(R), Sonic Scenarist(R), Sonic ReelDVD(TM) and Sonic DVD Fusion are the most widely-used systems for professional DVD publishing, and are installed worldwide at major studios, post production facilities and in corporate marketing departments. Sonic is a full voting member of the DVD Forum, the standards-setting body for the DVD format.

For more information, press only:

Ann Johnson, Weber Shandwick, (425) 452-5400, ajohnson@webershandwick.com
                                              ---------------------------

Paul Lefebvre, Sonic Solutions, (415) 893-8023, paul_lefebvre@sonic.com

Note to editors: If you are interested in viewing additional information on Microsoft, please visit the Microsoft(R) Web page at http://www.microsoft.com/presspass/ on Microsoft's corporate information pages.

Sonic Solutions, the Sonic logo, DVD Editing, MyDVD, and ReelDVD are trademarks of Sonic Solutions. AuthorScript, Sonic DVD Creator, DVDit!, Scenarist, and SonicStudio are registered trademarks of Sonic Solutions. Microsoft is a registered trademark of Microsoft Corp. in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic under license. Specifications, pricing and delivery schedules are subject to change without notice.

The above paragraphs of this press release contain forward looking statements that are based upon current expectations. Actual results could differ materially from those projected in the forward looking statements as a result of various risks and uncertainties including, among others, the timely introduction and acceptance of new products, costs associated with new product introductions, the transition of products to new hardware configurations and platforms and other factors, including those discussed in the Company's annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjuction with the Company's most recent annual report on Form 10-K and quarterly report on Form 10-Q on file with the Securities and Exchange Commission, which contain a more detailed discussion of the Company's business including risks and uncertainties that may affect future results.

                                       5